EXHIBIT 99.1

MoneyGram International Reports Third Quarter 2013 Financial Results

Money Transfer Constant Currency Revenue Growth Accelerates to 14%

DALLAS, Oct. 24, 2013 (GLOBE NEWSWIRE) -- MoneyGram (Nasdaq:MGI), a leading global money transfer and payment services company, reported financial results for the third quarter, which ended September 30, 2013. Total revenue of $383.0 million increased 13 percent on a reported basis and 12 percent in constant currency.

  Money transfer revenue increased 15 percent over the prior year on a reported basis and 14 percent in constant currency.
  Money transfer transaction volume increased 14 percent over the prior year, led by:
  20 percent growth in U.S. outbound sends
  14 percent growth in sends originated outside of the U.S.
  8 percent growth in U.S.-to-U.S. transactions.
  Global agent locations increased 14 percent over the prior year to 334,000.
  Self-service and new channel money transfer revenue grew 35 percent in the quarter, representing 6 percent of money transfer revenue.
  MoneyGram Online money transfer and bill payment transaction volume increased 46 percent and revenue was up 30 percent over the prior year.
  The Company reported EBITDA of $72.6 million, which was impacted by:
  $3.7 million of stock-based and contingent performance compensation
  $0.2 million of legal expenses related to certain ongoing matters.
  Adjusted EBITDA for the third quarter was $76.5 million, up 9 percent on a reported basis and 7 percent on a constant currency basis. In the quarter, adjusted EBITDA margin was 20.0 percent, down from 20.8 percent compared to the same period last year due to increased commission and compliance expense.
  Diluted earnings per common share was $0.31, including a negative $0.03 per share impact from stock-based and contingent performance compensation.

"Money transfer revenue and transaction growth accelerated from an already strong first half of the year. Our dedication to offering consumers trusted and convenient services through quality agents and innovative products continues to fuel our momentum. This was our tenth consecutive quarter of double-digit constant currency money transfer revenue growth," said Pamela H. Patsley, chairman and chief executive officer at MoneyGram. "Our solid top-line growth paired with tight expense management enabled us to deliver accelerated free cash flow, which funded investments in products and acquisitions that position the company for future growth."

Balance Sheet and Free Cash Flow Items

MoneyGram ended the quarter with assets in excess of payment service obligations of $309.7 million and outstanding debt principal of $845.7 million. Interest expense was $10.0 million in the quarter, down $7.7 million from the prior year as a result of debt refinancing activities. Free cash flow for the quarter was $47.3 million, up 92 percent from $24.6 million in the prior year quarter due to strong growth in revenue and EBITDA, lower agent signing bonuses and lower debt interest payments.

Market Developments

  Acquired Nexxo Financial's full-service money transfer kiosk business and signed an agreement to become the preferred money transfer and bill payment partner for Nexxo Financial. These kiosks provide consumers with convenient and flexible options to send funds to MoneyGram's expansive receive network. The acquisition closed October 1, 2013.

  Acquired Advanced ChronoCash Services, establishing a direct retail network for the Company in Greece, and signed an agreement to acquire MoneyGlobe, a provider of cash-to-account money transfers from Greece to Bangladesh.

  Launched a funds-in service with PayPal that gives consumers the ability to use cash to fund a PayPal account at MoneyGram locations in the U.S. This new service increases convenience and expands access to e-commerce through PayPal for all consumers.

  Began offering money transfer services in Myanmar through alliances with three banks: Asia Green Development Bank, Myanmar Citizens Bank and Tun Foundation Bank.

  The MoneyGram Foundation distributed its inaugural grants to charitable organizations in six countries to promote community awareness and goodwill. The foundation, launched late last year, was established with a mission to help children around the world gain access to educational facilities and learning resources.

  Created and launched a consumer education initiative, the Scam Awareness Alliance, focused on informing consumers of the possible fraud scams perpetrated through financial service offerings. The alliance is an un-branded effort and the marketing message will be delivered through television public service announcements, social media, point-of sale materials, educational brochures, and other channels. MoneyGram is seeking support from other financial service providers, government agencies, and non-profit organizations.

"I am proud that MoneyGram is spearheading this important consumer education initiative. Nothing angers us more than when people attempt to use our services or those of other financial service providers to engage in illegal activities. Millions of consumers rely on financial services for their daily needs, and raising awareness of common fraud scams helps protect consumers and creates a safer and stronger industry as a whole. Our commitment to the Scam Awareness Alliance is evidence of MoneyGram's industry leadership in consumer education. We invite you to learn more at www.scamawareness.org," said Pamela H. Patsley, chairman and chief executive officer of MoneyGram.

  Network expansion activities during the quarter:
  Signed a contract with Farmacias Guadalajara, a large drugstore chain in Mexico, with more than 1,000 locations.
  Signed a new multi-year agreement with Poste Italiane, the provider of postal, financial, insurance and mobile telephony solutions in Italy.
  Entered into an agreement with MoneyCorp, the UK's leading independent foreign exchange broker, a competitive takeaway.
  Extended the long-term relationship with Bancomer, Telecomm and ScotiaBank (BTS) and added new cash-to-account capabilities for 23 banks in Latin America and the Caribbean.
  Signed an agreement with Zampost, the postal services operator in Zambia.
  Expanded the relationship with CIMB Islamic Bank Group to offer money transfer services in currency exchange outlets in Singapore.
  Reached an agreement with Merchantrade, one of the fastest growing remittance companies in Malaysia, to offer money transfer services at locations throughout the country.
  Opened new corporate stores in Germany, Austria and Norway.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment was $359.5 million, up 13 percent from $317.9 million in the third quarter of 2012. The segment reported operating income of $40.6 million and operating margin of 11.3 percent. Adjusted operating margin was 12.0 percent in the quarter, down from 14.2 percent in the prior year primarily as a result of an increase in commission and compliance expenses.

During the quarter, money transfer transaction volume increased 14 percent, continuing the Company's double-digit growth trend. Money transfer revenue was $333.7 million, up 15 percent on a reported basis from $291.4 million in the third quarter of 2012.

U.S. outbound money transfer transactions increased 20 percent for the quarter led by U.S.-to-Mexico growth of 34 percent. Transactions originating outside of the U.S. increased a robust 14 percent over the prior year and U.S.-to-U.S. money transfer transaction volume increased 8 percent over the prior year.

Bill payment transaction volume decreased 1 percent, while revenue decreased 3 percent to $25.8 million from $26.5 million in the third quarter of 2012.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment increased 15 percent to $23.3 million in the quarter, up from $20.3 million in the prior year quarter. Operating income was $10.5 million, up from $7.5 million in the third quarter of 2012. Operating margin was 45.1 percent. Adjusted operating margin was 46.4 percent in the quarter, up from 39.4 percent in the same period last year driven by higher investment revenue.

Outlook

For fiscal year 2013, management is estimating that the Company will be at the high end of both constant currency revenue growth of 7 percent to 10 percent and constant currency adjusted EBITDA growth of 3 percent to 6 percent.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA Margin and Free Cash Flow (Adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses), and constant currency measures. In addition, we also present Adjusted Operating Income and Adjusted Operating Margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and constant currency figures are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Operations

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Table Seven – Constant Currency Measures

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its third quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-259-8389 (U.S.) and +1-913-312-1510 (International). The participant code is 3991123. Slides are available on MoneyGram's website at moneygram.com. A replay of the conference call will be available at noon ET on October 24, 2013, through 11:59 p.m. ET on October 31, 2013. The replay of the call is available at 1-877-870-5176 (U.S.) or +1-858-384-5517 (International). The replay participant code is 3991123.

About MoneyGram International, Inc.

MoneyGram, a leading money transfer company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers money transfer services worldwide through a global network of 334,000 agent locations – including retailers, international post offices and financial institutions – in nearly 200 countries and territories. MoneyGram also offers bill payment services in the U.S. and Canada. To learn more about money transfer or bill payment at an agent location or online, please visit moneygram.com or connect with us on Facebook.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "will," "should," "could," "would" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in transaction volume from these relationships; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the European debt crisis; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's Form 10-K for the year ended December 31, 2012 and its Forms 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		2013 vs	Nine Months Ended September 30,		2013 vs
(Amounts in millions, except per share data)	2013	2012	2012	2013	2012	2012

REVENUE
Fee and other revenue	$ 375.8	$ 335.7	$ 40.1	$ 1,075.1	$ 977.3	$ 97.8
Investment revenue	7.2	2.9	4.3	13.5	9.5	4.0
Total revenue	383.0	338.6	44.4	1,088.6	986.8	101.8
OPERATING EXPENSES
Fee and other commissions expense	178.6	152.3	26.3	502.5	440.9	61.6
Investment commissions expense	0.1	0.1	—	0.3	0.3	—
Total commissions expense	178.7	152.4	26.3	502.8	441.2	61.6
Compensation and benefits	66.2	54.8	11.4	198.1	172.9	25.2
Transaction and operations support	65.4	135.6	(70.2)	179.3	291.8	(112.5)
Occupancy, equipment and supplies	12.1	12.2	(0.1)	37.0	36.6	0.4
Depreciation and amortization	12.5	10.9	1.6	36.5	32.6	3.9
Total operating expenses	334.9	365.9	(31.0)	953.7	975.1	(21.4)
OPERATING INCOME (LOSS)	48.1	(27.3)	75.4	134.9	11.7	123.2
Other expense
Interest expense	10.0	17.7	(7.7)	37.3	53.2	(15.9)
Debt extinguishment costs	—	—	—	45.3	—	45.3
Other	—	0.1	(0.1)	—	0.4	(0.4)
Total other expense	10.0	17.8	(7.8)	82.6	53.6	29.0
Income (loss) before income taxes	38.1	(45.1)	83.2	52.3	(41.9)	94.2
Income tax expense	15.6	9.6	6.0	23.3	27.6	(4.3)
NET INCOME (LOSS)	$ 22.5	$ (54.7)	$ 77.2	$ 29.0	$ (69.5)	$ 98.5

Earnings (loss) per common share:
Basic	$ 0.31	$ (0.77)	$ 1.08	$ 0.41	$ (0.97)	$ 1.38
Diluted	$ 0.31	$ (0.77)	$ 1.08	$ 0.40	$ (0.97)	$ 1.37

Shares used in computing earnings (loss) per share:
Basic (1)	71.6	71.5	0.1	71.6	71.5	0.1
Diluted (1)	72.0	71.5	0.5	71.8	71.5	0.3

(1) Includes common stock equivalents of 13.7 million for the three and nine months ended September 30, 2013. The following weighted-average potential common shares are excluded from diluted earnings (loss) per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	2.5	4.6		3.6	5.0

Shares related to restricted stock and restricted stock units	0.9	0.5		1.0	0.5

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2013 vs	Nine Months Ended September 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Money transfer revenue:
Fee and other revenue	$ 333.6	$ 291.2	$ 42.4	$ 947.6	$ 841.6	$ 106.0
Investment revenue	0.1	0.2	(0.1)	0.2	0.6	(0.4)
Bill payment revenue:
Fee and other revenue	25.8	26.5	(0.7)	76.6	80.1	(3.5)
Investment revenue	—	—	—	—	—	—
Total revenue	$ 359.5	$ 317.9	$ 41.6	$ 1,024.4	$ 922.3	$ 102.1

Commissions expense	$ 178.5	$ 152.0	$ 26.5	$ 501.8	$ 439.8	$ 62.0

Operating income	$ 40.6	$ 39.3	$ 1.3	$ 122.5	$ 111.2	$ 11.3

Operating margin	11.3%	12.4%		12.0%	12.1%

Financial Paper Products
	Three Months Ended September 30,		2013 vs	Nine Months Ended September 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Money order revenue:
Fee and other revenue	$ 12.5	$ 13.5	$ (1.0)	$ 38.6	$ 41.8	$ (3.2)
Investment revenue	1.6	0.5	1.1	2.8	1.6	1.2
Official check revenue:
Fee and other revenue	3.9	4.3	(0.4)	12.3	13.7	(1.4)
Investment revenue	5.3	2.0	3.3	9.8	6.4	3.4
Total revenue	$ 23.3	$ 20.3	$ 3.0	$ 63.5	$ 63.5	$ —

Commissions expense	$ 0.3	$ 0.4	$ (0.1)	$ 1.0	$ 1.4	$ (0.4)

Operating income	$ 10.5	$ 7.5	$ 3.0	$ 25.0	$ 24.6	$ 0.4

Operating margin	45.1%	36.9%		39.4%	38.7%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2013 vs	Nine Months Ended September 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Revenue (as reported)	$ 359.5	$ 317.9	$ 41.6	$ 1,024.4	$ 922.3	$ 102.1

Adjusted operating income	$ 43.2	$ 45.1	$ (1.9)	$ 132.7	$ 130.9	$ 1.8

Reorganization and restructuring costs	—	(3.6)	3.6	(3.0)	(12.9)	9.9
Stock-based compensation expense	(2.6)	(2.2)	(0.4)	(7.2)	(6.8)	(0.4)
Total adjustments	(2.6)	(5.8)	3.2	(10.2)	(19.7)	9.5

Operating income (as reported)	$ 40.6	$ 39.3	$ 1.3	$ 122.5	$ 111.2	$ 11.3

Adjusted operating margin	12.0%	14.2%		13.0%	14.2%
Total adjustments	(0.7)%	(1.8)%		(1.0)%	(2.1)%
Operating margin (as reported)	11.3%	12.4%		12.0%	12.1%

Financial Paper Products
	Three Months Ended September 30,		2013 vs	Nine Months Ended September 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Revenue (as reported)	$ 23.3	$ 20.3	$ 3.0	$ 63.5	$ 63.5	$ —

Adjusted operating income	$ 10.8	$ 8.0	$ 2.8	$ 26.2	$ 26.4	$ (0.2)

Reorganization and restructuring costs	—	(0.3)	0.3	(0.3)	(1.1)	0.8
Stock-based compensation expense	(0.3)	(0.2)	(0.1)	(0.9)	(0.7)	(0.2)
Total adjustments	(0.3)	(0.5)	0.2	(1.2)	(1.8)	0.6

Operating income (as reported)	$ 10.5	$ 7.5	$ 3.0	$ 25.0	$ 24.6	$ 0.4

Adjusted operating margin	46.4%	39.4%		41.3%	41.6%
Total adjustments	(1.3)%	(2.5)%		(1.9)%	(2.9)%
Operating margin (as reported)	45.1%	36.9%		39.4%	38.7%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND FREE CASH FLOW
(Unaudited)

	Three Months Ended September 30,		2013 vs	Nine Months Ended September 30,		2013 vs
(Amounts in millions)	2013	2012	2012	2013	2012	2012

Income (loss) before income taxes	$ 38.1	$ (45.1)	$ 83.2	$ 52.3	$ (41.9)	$ 94.2
Interest expense	10.0	17.7	(7.7)	37.3	53.2	(15.9)
Depreciation and amortization	12.5	10.9	1.6	36.5	32.6	3.9
Amortization of agent signing bonuses	12.0	8.3	3.7	30.8	24.7	6.1
EBITDA	72.6	(8.2)	80.8	156.9	68.6	88.3

Significant items impacting EBITDA:
Severance and related costs (1)	—	—	—	1.5	1.0	0.5
Reorganization and restructuring costs	—	4.0	(4.0)	3.2	14.2	(11.0)
Contribution from investors (2)	—	—	—	—	0.3	(0.3)
Debt extinguishment (3)	—	—	—	45.3	—	45.3
Stock-based and contingent performance compensation (4)	3.7	2.4	1.3	10.1	7.6	2.5
Legal expenses (5)	0.2	72.2	(72.0)	2.1	115.5	(113.4)
Adjusted EBITDA	$ 76.5	$ 70.4	$ 6.1	$ 219.1	$ 207.2	$ 11.9

Adjusted EBITDA margin (6)	20.0%	20.8%	(0.8)%	20.1%	21.0%	(0.9)%

Foreign currency impact	(1.4)			(1.1)
Adjusted EBITDA, constant currency adjusted	$ 75.1			$ 218.0
Adjusted EBITDA growth, as reported	9%			6%
Adjusted EBITDA growth, constant currency adjusted	7%			5%

Adjusted EBITDA	$ 76.5	$ 70.4	$ 6.1	$ 219.1	$ 207.2	$ 11.9

Cash interest expense	(9.6)	(16.5)	6.9	(34.6)	(48.9)	14.3
Cash tax expense	—	(0.1)	0.1	(0.2)	(0.9)	0.7
Cash payments for capital expenditures	(10.8)	(12.9)	2.1	(37.2)	(43.2)	6.0
Cash payments for agent signing bonuses	(8.8)	(16.3)	7.5	(19.0)	(22.6)	3.6

Free Cash Flow	$ 47.3	$ 24.6	$ 22.7	$ 128.1	$ 91.6	$ 36.5

(1) Severance and related costs primarily from executive terminations.
(2) Expense resulting from payment by an investor to Walmart upon liquidation of such investor's investment as required by the Participation Agreement.
(3) Debt extinguishment costs upon the termination of the 2011 Credit Agreement and second lien notes in connection with the 2013 Credit Agreement.
(4) Stock-based compensation and one-time contingent performance awards payable after three years based on achievement of revenue growth targets.
(5) Legal expenses are primarily in connection with the settlement related to the U.S. Attorney's Office for the Middle District of Pennsylvania investigation, the IRS tax litigation and the shareholder derivative litigation, and legal fees and expenses related to these matters; expenses for the compliance monitor are not an adjusted item.
(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except per share data)	September 30, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$ —	$ —
Cash and cash equivalents (substantially restricted)	2,222.4	2,683.2
Receivables, net (substantially restricted)	959.7	1,206.5
Interest-bearing investments (substantially restricted)	941.8	450.1
Available-for-sale investments (substantially restricted)	50.7	63.5
Property and equipment, net	125.9	127.9
Goodwill	431.8	428.7
Other assets	190.9	190.7
Total assets	$ 4,923.2	$ 5,150.6

LIABILITIES
Payment service obligations	$ 3,864.9	$ 4,175.4
Debt	845.0	809.9
Pension and other postretirement benefits	119.8	126.8
Accounts payable and other liabilities	209.8	199.9
Total liabilities	5,039.5	5,312.0

STOCKHOLDERS' DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 109,239 issued at September 30, 2013 and December 31, 2012, respectively	281.9	281.9
Common Stock, $0.01 par value, 162,500,000 shares authorized, 62,263,963 shares issued at September 30, 2013 and December 31, 2012, respectively	0.6	0.6
Additional paid-in capital	1,008.4	1,001.0
Retained loss	(1,237.8)	(1,265.9)
Accumulated other comprehensive loss	(45.5)	(52.3)
Treasury stock: 4,302,724 and 4,407,038 shares at September 30, 2013 and December 31, 2012, respectively	(123.9)	(126.7)
Total stockholders' deficit	(116.3)	(161.4)
Total liabilities and stockholders' deficit	$ 4,923.2	$ 5,150.6

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in millions)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Cash and cash equivalents (1)	$ 2,222.4	$ 2,202.4	$ 2,430.2	$ 2,683.2
Receivables, net (1)	959.7	1,178.5	1,170.4	1,206.5
Interest-bearing investments (1)	941.8	902.3	501.9	450.1
Available-for-sale investments (1)	50.7	50.5	56.2	63.5
	4,174.6	4,333.7	4,158.7	4,403.3
Payment service obligations	(3,864.9)	(4,076.4)	(3,939.0)	(4,175.4)
Assets in excess of payment service obligations	$ 309.7	$ 257.3	$ 219.7	$ 227.9

(1) Substantially restricted

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONSTANT CURRENCY MEASURES
(Unaudited)

(Amounts in millions)	Three months ended September 30, 2013	Nine months ended September 30, 2013

Total revenue, as reported (GAAP)	$ 383.0	$ 1,088.6
Foreign currency impact	(2.7)	(3.2)
Total revenue, constant currency adjusted	$ 380.3	$ 1,085.4
Prior year total revenue, as reported (GAAP)	$ 338.6	$ 986.8
Revenue change, as reported (GAAP)	13%	10%
Total revenue growth, constant currency adjusted	12%	10%

(Amounts in millions)	Three months ended September 30, 2013	Nine months ended September 30, 2013

Money transfer revenue, as reported (GAAP)	$ 333.7	$ 947.8
Foreign currency impact	(2.7)	(3.2)
Money transfer revenue, constant currency adjusted	$ 331.0	$ 944.6
Prior year money transfer revenues, as reported (GAAP)	$ 291.4	$ 842.2
Revenue change, as reported (GAAP)	15%	13%
Money transfer revenue growth, constant currency adjusted	14%	12%
CONTACT: MoneyGram International, Inc.
         Investor Relations:
         Eric Dutcher, 214-999-7508
         edutcher@moneygram.com